Exhibit 99.1
Final Press Release
R.H. Donnelley Corporation and R.H. Donnelley Inc.
Announce Refinancing of Senior Notes of R.H. Donnelley Corporation
Through Exchange Offers
R.H. Donnelley Inc. Offers to Exchange Certain
6.875% Senior Notes due 2013,
6.875% Series A-1 Senior Discount Notes due 2013,
6.875% Series A-2 Senior Discount Notes due 2013,
8.875% Series A-3 Senior Notes due 2016 and
8.875% Series A-4 Senior Notes due 2017
of R.H. Donnelley Corporation
     CARY, N.C.—May 8, 2008—R.H. Donnelley Corporation (NYSE: RHD; the “Company”) announced today that R.H. Donnelley Inc. (“RHDI”), a wholly-owned subsidiary of the Company, has commenced concurrent exchange offers to refinance a portion of the Company’s outstanding senior notes.
     The exchange offers will expire at 12:00 midnight, New York City time, on June 6, 2008, unless such deadline is extended by RHDI. In order to be eligible to receive the total exchange amount, holders of Old Notes (as defined below) must tender their Old Notes prior to 5:00 p.m., New York City time, on May 21, 2008 (such date and time, the “Early Participation Deadline”), unless such deadline is extended by RHDI.
     RHDI is offering to exchange up to the maximum amount of the applicable Old Notes set forth below in exchange for 11.75% Senior Notes due May 15, 2015 of RHDI (the “New Notes”). The New Notes will be senior unsecured obligations of RHDI and will be fully and unconditionally guaranteed by the Company and each of RHDI’s subsidiaries on a general, senior unsecured basis. Holders of Old Notes whose tenders are accepted by RHDI will receive, subject to proration, the applicable exchange amount set forth below:

		Principal amount of New Notes for each
		$1,000 principal amount of applicable
Maximum		Old Notes
Amount	Title of Outstanding Notes of the	Principal	Early	Total
Offered for	Company to be Exchanged	Exchange	Participation	Exchange
Exchange	(collectively, the “Old Notes”)	Amount	Amount	Amount
$35,000,000	6.875% Senior Notes due 2013	$652.50	$30.00	$682.50
$50,000,000	6.875% Series A-1 Senior Discount Notes due 2013	$652.50	$30.00	$682.50
$90,000,000	6.875% Series A-2 Senior Discount Notes due 2013	$652.50	$30.00	$682.50
$300,000,000	8.875% Series A-3 Senior Notes due 2016	$675.00	$30.00	$705.00
$225,000,000	8.875% Series A-4 Senior Notes due 2017	$670.00	$30.00	$700.00
     The applicable total exchange amount will include an early participation amount payable only to holders of Old Notes that validly tender and do not validly withdraw their Old Notes prior to the Early Participation Deadline, and whose Old Notes are accepted for exchange. Holders of Old Notes that validly tender after the Early Participation Deadline, and whose notes are accepted for exchange, will receive the applicable principal exchange amount but not the early participation amount. Holders will not be entitled to withdraw their Old Notes after 5:00 p.m., New York City time, on May 21, 2008.
     Consummation of the exchange offers is subject to certain conditions, including, without limitation, the successful completion of an amendment to RHDI’s credit facility and certain additional conditions, which must also be satisfied or waived in the applicable exchange offer.
     The exchange offers are only being made, and copies of the exchange offer documents will only be made available, to holders of Old Notes that have certified certain matters to RHDI, including their status as either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act of 1933 (collectively, “Eligible Holders”). Eligible Holders may request documents by contacting the information agent, MacKenzie Partners, Inc., at (toll-free) 800-322-2885 or (collect) 212-929-5500.
     The New Notes have not been and are not expected to be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.
     This press release shall not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities and is issued pursuant to Rule 135c under the Securities Act of 1933. The exchange offers are being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.